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                                                                     EXHIBIT 3.3


                                    BYLAWS

                                      OF

                          AEGIS FINANCIAL CORPORATION
                            A Delaware Corporation

                                   ARTICLE I

                                    OFFICES

     Section 1.  Registered Office.  The registered office of the corporation in
                 -----------------
the State of Delaware shall be at 1013 Centre Road, Wilmington, Delaware 19805. The name of the corporation's registered agent at such address shall be Corporation Service Company.

     Section 2.  Other Offices.  The corporation may also have offices at such
                 -------------
other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

     Section 1.  Place and Time of Meetings.  An annual meeting of the
                 --------------------------
stockholders shall be held for the purpose of electing directors and conducting such other business as may come before the meeting. The date, time and place of the annual meeting shall be determined by resolution of the Board of Directors. Special meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of the stockholders may be called by the President for any purpose and shall be called by the Secretary if directed by the Board of Directors.

     Section 2.  Notice.  Written or printed notice of every annual or special
                 ------
meeting of the stockholders, stating the place, date, time, and, in the case of special meetings, the purpose or purposes of such meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Board of Directors, the Chairman of the Board or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the records of the corporation, with postage prepaid.
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     Section 3. Stockholders List. The officer having charge of the stock ledger
                -----------------
of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, specifying the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 4.  Quorum.  The holders of a majority of the outstanding shares of
                 ------
capital stock, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting and entitled to vote thereat, shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time and/or place. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any stockholder, provided that the time and place of the adjourned meeting were announced at the meeting at which the adjournment was taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

     Section 5. Vote Required. When a quorum is present or represented by proxy
                -------------
at any meeting, the vote of the holders of a majority of the shares present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provisions of an applicable statute or of the certificate of incorporation a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section 6. Voting Rights.  Except as otherwise provided in the certificate
                -------------
of incorporation and subject to Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder, except that no proxy shall be voted after three years from its date, unless such proxy provides for a longer period.

     Section 7. Informal Action.  Any action taken at any annual or special
                ---------------
meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all

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shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

                                  ARTICLE III

                                   DIRECTORS
                                   ---------

     Section 1. Number Election and Term of Office.  The initial Board of
                ----------------------------------
Directors shall consist of five (5) persons. Thereafter, the number of directors may be fixed at any time by the affirmative vote of a majority of the stockholders or by the affirmative vote of a majority of the directors at a regular or special meeting called for that purpose, provided, however, that no vote to decrease the number of the directors of the corporation shall shorten the term of any incumbent director.

     The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3 of this Article III, and each director elected shall hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified or until his or her death, resignation or removal as hereinafter provided.

     Section 2. Removal.  Any director or the entire Board of Directors may be
                -------
removed at any time, with or without cause, by the holders of a majority of the shares of stock of the corporation then entitled to vote at an election of directors, except as otherwise provided by statute.

     Section 3. Vacancies. Vacancies and newly created directorships resulting
                ---------
from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum, and each director so chosen shall hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

     Section 4. Annual Meetings.  The annual meeting of each newly elected Board
                ---------------
of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders.

     Section 5. Other Meetings and Notice.  Regular meetings, other than the
                -------------------------
annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board on at least 24 hours notice to each director, either personally, by telephone, by

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mail, or by telegraph. In like manner and on like notice, the Secretary must call a special meeting upon the written request of a majority of directors.

     Section 6. Quorum. A majority of the total number of directors shall
                ------
constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 7. Committees. The Board of Directors may, by resolution passed by
                ----------
a majority of the whole board, designate one or more committees. Each committee shall consist of one or more of the directors of the corporation, which, to the extent provided in such resolution and not otherwise limited by statute, shall have and may exercise the powers of the Board of Directors in the management and affairs of the corporation, including without limitation, the power to declare a dividend and to authorize the issuance of stock. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and shall report the same to the directors when required.

     Section 8. Committee Rules.  Each committee of the Board of Directors may
                ---------------
fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the Board of Directors designating such committee, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the Board of Directors as provided in Section 7 of this
Article III, of such committee is/are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

     Section 9. Informal Action. Any action required or permitted to be taken at
                ---------------
any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

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                                  ARTICLE IV

                                   OFFICERS
                                   --------

     Section 1. Number.  The officers of the corporation shall be elected by the
                ------
Board of Directors and shall consist of a Chairman, Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except the offices of Chief Executive Officer and Secretary.

     Section 2. Election and Term of Office.  The officers of the corporation
                ---------------------------
shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until the next annual meeting of the Board of Directors and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

     Section 3. Removal.  Any officer or agent elected by the Board of Directors
                -------
may be removed by the Board of Directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4. Vacancies. A vacancy in any office because of death, resignation
                ---------
removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by the Board of Directors then in office.

     Section 5. Compensation. Compensation of all officers shall be fixed by the
                ------------
Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of the fact that he or she is also a director of the corporation.

     Section 6. The Chairman. Unless otherwise directed by the Board of
                ------------
Directors, the Chairman shall preside at all meetings of the Board of Directors and all meetings of the stockholders and shall have such other powers and perform such duties as are specified in these bylaws and as may from time to time be assigned to him or her by the Board of Directors.

     Section 7. The Chief Executive Officer.  The Chief Executive Officer shall
                ---------------------------
have responsibility for general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

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The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The Chief Executive Officer shall have general powers of supervision and shall be the final arbitrator of all differences between officers of the corporation, subject only to the Board of Directors.

     Section 8.  The President.  The President shall have responsibility for the
                 -------------
operations of the corporation and shall perform such other duties and have such other powers as the Board of Directors may, from time to time, determine or these bylaws may prescribe.

     Section 9.  Vice Presidents. The Vice President, if any there be, shall, in
                 ---------------
the absence or upon the disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may, from time to-time, determine or these bylaws may prescribe.

     Section 10. The Secretary and Assistant Secretaries.  The Secretary shall
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attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors; shall perform such other duties and have such other powers as the Board of Directors may from time to time determine or these bylaws may prescribe; shall have custody of the corporate seal of the corporation, if any there be; and the Secretary, or an Assistant Secretary, if any there be, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The Assistant Secretary, if any there be, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 11. The Treasurer and Assistant Treasurer. The Treasurer shall have
                 -------------------------------------
the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of

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Directors so requires, an account of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer belonging to the corporation. The Assistant Treasurer, if any there be, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 12. Other Officers, Assistant Officers and Agents. Officers,
                 ---------------------------------------------
assistant officers and agents, if any, other than those whose duties are provided for in these bylaws, shall perform such duties and have such powers as the Board of Directors may, from time to time, determine or these bylaws prescribe.

                                   ARTICLE V

               INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS
               -------------------------------------------------

     Section 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if it be determined that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation, or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

     Section 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was

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serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, against expenses (including attorneys fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided however that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 3. To the extent that a director, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article V or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him or her in connection therewith.

     Section 4. Any indemnification under Sections 1 and 2 of this Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this
Article V. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to create an obligation to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article V.

     Section 6. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders, of disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

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     Section 7.  The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article V.

     Section 8. For purposes of this Article V, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued would have had power and authority to indemnify its directors, officers, employees and agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation shall stand in the same position under the provisions of this
Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

     Section 9. The indemnification and advancement of expenses provided by, or granted pursuant to this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VI

                             CERTIFICATES OF STOCK
                             ---------------------

     Section 1.  Form.  Every holder of stock in the corporation shall be
                 ----
entitled to have a certificate signed by the Chairman and Chief Executive Officer, President or a Vice President, and the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him or her in the corporation. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such Chairman and Chief Executive officer, President, Vice President, Secretary, or Assistant Secretary may be facsimile. In case any officer who has signed, or whose facsimile signature has been used on, any such certificate shall cease to be such officer of the corporation, whether because of death, resignation or otherwise, before such certificate has been delivered by the corporation, such certificate may nevertheless be issued and delivered as though the person who signed such certificate or whose facsimile signature has been used on any such certificate had not ceased to be such officer of the corporation. All certificates for shares shall be consecutively numbered or

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otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued in replacement until the former certificate for a like number of shares shall have been surrendered or canceled, except as otherwise provided in Section 2 with respect to lost, stolen or destroyed certificates.

     Section 2.  Lost Certificates.  The Board of Directors may direct a new
                 -----------------
certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his or her legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 3.  Fixing a Record Date. The Board of Directors may fix in
                 --------------------
advance a date, not more than sixty nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividends or to any such allotment to rights, or to exercise the rights in respect to any such change, conversion, or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividends or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. If no record date is fixed, the time for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The time for determining stockholders for stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock subject to the provisions of the certificate of incorporation. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time,

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in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think in the best interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 4.  Securities Owned BV Corporation. Voting securities in any other
                 -------------------------------
corporation or other enterprise held by the corporation shall be voted by the Chairman and Chief Executive Officer, unless the Board of Directors specifically confers authority to vote with respect thereto, which may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

     Section 1.  Dividends. Subject to the provisions of the certificate of
                 ---------
incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the corporation available for dividends such sum as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet other contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

     Section 2.  Fiscal Year.  The fiscal year of the corporation shall be
                 -----------
determined by the Board of Directors.

     Section 3.  Checks.  All checks or demands for money and notes of the
                 ------
corporation shall be signed by such officer or such other person as the Board of Directors may from time to time designate.

     Section 4.  Notice and Waiver of Notice. Whenever any notice is required
                 ---------------------------
to be given, personal notice shall not be necessary unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, first class mail (air-mail to an address outside of the United States), postage pre-paid, addressed to the person entitled thereto at his or her address as it appears on the records of the corporation, in which case such notice shall be deemed given on the day of such mailing, unless it is notice of a director's meeting, in which case such notice shall be deemed given three days after the date of such mailing. Notice may also be given personally, against receipt, or by telegram, telex, telecopy or similar communication and

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notice so given shall be deemed given when so delivered personally or when delivered for transmission.

     Whenever any notice whatsoever is required or permitted to be given under the provisions of any law, or under the provisions of the certificate of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time such notice is required to be given, shall be deemed equivalent thereto. A telegram, telex, telecopy or similar communication waiving any such notice sent by a person entitled to notice shall be deemed equivalent to a waiver in writing signed by such person. Neither the business nor the purpose of any meeting need be specified in any waiver.

                                 ARTICLE VIII

                                  AMENDMENTS
                                  ----------

     These bylaws may be amended, altered or repealed and new bylaws adopted at any meeting of the Board of Directors by a majority vote. The fact that the power to adopt, amend, alter or repeal the bylaws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.

Dated: April 29, 1993


                           /s/ William R. Grant
                           -------------------------------
                               William R. Grant, Secretary

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